SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): December 16, 1999


                                    Crane Co.
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             (Exact name of registrant as specified in its charter)


           Delaware                     1-01657                13-1952290
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(State or other jurisdiction          (Commission            (IRS Employer
      of incorporation)               File Number)         Identification No.)


100 First Stamford Place, Stamford, CT                            06902
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   (Address of principal executive offices)                    (Zip code)


Registrant's telephone number, including area code:(203) 363-7300



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Item 2.   Acquisition or Disposition of Assets.

          Crane Co. previously announced its intention, subject to receipt of a ruling from the Internal Revenue Service, to distribute to its shareholders all of the outstanding common stock of its Huttig Building Products, Inc. ("Huttig") subsidiary in a tax-free spin-off and Huttig's agreement to acquire as soon as practicable after the spin-off all of the outstanding common stock of Rugby USA, Inc. ("Rugby USA"), the U.S. building products business of The Rugby Group PLC, in exchange for 32% of the common stock of Huttig.

          On November 17, 1999, Crane received a tax ruling from the IRS that the spin-off would be tax-free to Crane and its shareholders. On December 16, 1999, Crane distributed all of the outstanding common stock of Huttig to its shareholders of record as of the close of business on December 8, 1999. Huttig's acquisition of Rugby USA was completed on December 16, 1999 immediately following the spin-off.

          As a result of the spin-off, Huttig is a separate company and its common stock trades on the New York Stock Exchange under the symbol "HBP." The pro forma effects of the spin-off were reported in Crane's Form 8-K filed on October 21, 1999, which is incorporated herein by reference.


Item 7.   Financial Statements and Exhibits.

      (b) Pro Forma Financial Information. The unaudited pro forma financial information is incorporated herein by reference to Item 7(b) of the Registrant's Form 8-K filed on October 21, 1999. Reference is also made to the consolidated balance sheet as of September 30, 1999 and consolidated statement of income for the nine months then ended included in the Registrant's quarterly report on Form 10-Q, incorporated herein by reference, which reflect Huttig as a discontinued operation.



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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Crane Co.
                                     (Registrant)



Date:  December 23, 1999             By:  /s/ Michael L. Raithel
                                          -----------------------
                                          Michael L. Raithel
                                          Vice President and
                                          Controller